EXHIBIT 22
Premark International, Inc.
Active Subsidiaries as of
March 10, 1995

The following active subsidiaries are wholly-owned by the Registrant or another subsidiary of the Registrant, except in the case of certain subsidiaries as to which the percentage ownership of voting is stated in parentheses.

Premark Real Estate Holdings, Inc.
Premark Export Sales, Ltd.
Premark Services, Inc.
Deerfield Land Corporation
Hartco Flooring Company
Premark Financial Corporation
Florida Tile Industries, Inc.
Premark FT Holdings, Inc.
Dart Industries Inc.
Premark Far East, Inc.
Dart Far East Sdn. Bhd.
Dart Argentina S.A.
Tupperware Venezolana, S.A.
Dart de Venezuela, C.A.
Dart do Brasil Industria e Comercio Ltda.
Adota Artigos Domesticos Ltda.
Dart Europe S.A.
Dart Hellas S.A.I.
Dart Iberica S.A.
Dart Industries Belgium N.V.
Premark GmbH
Tupperware del Ecuador Tupperware Cia. Ltda.
Dart Industries G.m.b.H.
Dart Industries Hong Kong Limited
Dart Nederland Properties B.V.
Dart Industries Nederland B.V.
Dart Industries (New Zealand) Limited
Dart Industries (Proprietary) Limited
Premark Italia SpA
Dart (Philippines), Inc.
Premark Realty Corporation
Dart, S.A. de C.V.
Tupperware - Dart (Suisse) SA
Dartco Manufacturing Inc.
Dartluso-Industria Lusitana de Artigos Domesticos, Lda.
Premiere Products, Inc.
Exportadora Lerma, S.A. de C.V.
Premark Resources N.V.
Premiere Manufacturing, Inc.
Premiere Korea Ltd.
Tupperware U.S., Inc.
Tupperware Distributors, Inc.
Japan Tupperware Co., Ltd.
Tupperware Australia Pty. Ltd.
Tupperware Kft.
Orlando Sociedad Comercializadora Limitoda
Importadora Y Distribuidora Importupp Limitada
Tupperware Iberica S.A.
Tupperware (Portugal) Artigos Domesticos, Lda.
Tupperware Singapore Pte. Ltd.
Tupperware (Thailand) Limited
Tupperware Uruguay S.A.
Dart Executive Pension Fund Limited
Dart Pension Fund Limited
Tupperware Home Parties Corporation
Wavebest Limited
Dart Industries Limited
Miracle Maid Limited
Precor Products Limited
The Hobart Manufacturing Company, Limited
Hobart Equipment Leasing Limited
Premark Scandinavia A/S
The Premark International Foundation
Ralph Wilson Plastics Company
Premark RWP Holdings, Inc.
The West Bend Company
Premark WB Holdings, Inc.
Precor Incorporated
West Bend de Mexico, S.A. de C.V.
Wilsonart International, Inc.
Premark FEG Corporation
Hobart Corporation
Premark FEG Beteiligungsgesellschaft MbH
The Stero Company
Hobart International Holdings, Inc.
Premark Canada Inc.
Hobart Dayton Mexicana, S.A. de C.V.
Maquilas y Componentes Industriales, S.A. de C.V.
PMI Food Equipment Group France S.A.
Inox Equipment S.A.
Equipment Technique Service S.A.R.L.
Premark FEG GmbH & Co. KG
Hobart GmbH
Erwin Ungermann GmbH
Foster Refrigerator (U.K.) Limited
Foster Refrigerator France S.A.
PMI Technical Food Equipment Group Holland B.V.
Foster Refrigerator U.K. Management Services
Foster Refrigerator S.E. Asia (Pty.) Ltd.
Foster Scandia Danmark A/S
Foster Scandia Gronland ApS
Foster Scandia Group Sverige AB
Foster Scandia Group Norge AS
Foster Refrigerator G.m.b.H.
Hobart Sales & Service, Inc.
SC Bourgeois (35%)
Hobart Korea Co. Ltd.
PMI Food Equipment Group Europe S.A.
The Wolf Range Company
Premark HII Holdings, Inc.
Hobart International, Inc.
PMI Food Equipment (Hong Kong) Limited
Hobart (Japan) K.K.
PMI Food Equipment Group Belgium, N.V.
Compagnie Hobart S.A.
PMI Food Equipment Group Holland B.V.
Hobart (Swiss) A.G.
Hospital Services Systemes S.A.
Nutri-Pack S.A.
Adamatic, A Corporation
Cook Insurance Co., Ltd.


     All Subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.